Exhibit 99.1

GSV Capital Reports Third Quarter 2011 Results of Operations

Woodside, CA – November 10, 2011 – GSV Capital Corp., “GSV”, (Nasdaq: GSVC) today reported financial results for the third quarter ended September 30, 2011.

Management Commentary

“During the third quarter GSV continued to execute on our strategy of investing in high-growth venture-backed companies that we believe represent ‘game-changing’ ideas.  Investment activity during the quarter included companies such as Groupon, Silver Spring Networks, Twitter and Zynga,” said Michael T. Moe, GSV Capital's CEO and founder.  “In addition, GSV successfully raised $29.6 million in a secondary offering, which closed on September 30, 2011.  We believe the fact that we were able to complete a capital raise during a time of extreme market volatility represents a strong signal of the level of interest in our investment strategy that was not previously available to investors in the form of a publicly traded, liquid vehicle.”

Third Quarter 2011 Investment Activity

GSV invested in the following companies during the third quarter 2011: Groupon; PJB Fund LLC (loan linked to the value of Zynga, Inc.); SharesPost, Inc.; Silver Spring Networks, Inc.; TrueCar, Inc.; Twitter, Inc.; and ZoomSystems.  Additional investments in Bloom Energy Corporation and GILT Groupe, Inc. were also made by GSV during the quarter.

Current Portfolio as of 9/30/11

Our investment portfolio consists of companies that we believe represent the “megatrends” that have the potential to drive the market in the decades to come.  GSV invests in companies that combine what we believe are powerful technological, economic and social forces that create growth opportunities in the economy.  At the end of the third quarter 2011, GSV’s portfolio included investments in the following companies: Bloom Energy Corporation; Chegg, Inc.; Facebook, Inc.; GILT Groupe, Inc.; Groupon; Kno, Inc.; PJB Fund LLC (loan linked to the value of Zynga, Inc.); Serious Energy, Inc.; SharesPost, Inc.; Silver Spring Networks, Inc.; TrueCar, Inc.; Twitter, Inc.; and ZoomSystems.

Financial Results
September 30, 2011
Total Investments	$41,389,584
Total Cash	$32,098,207
Total Assets	$73,715,970
Total Liabilities	$527,941
Net Assets	$73,188,029
Net Asset Value Per Share	$13.26

	For the three months ended September 30, 2011	For the period from January 6, 2011 (date of inception) to September 30, 2011
Total Investment income	$53,408	$53,408
Net Investment Loss	$(680,088)	$(1,356,201)
Net Change In Unrealized Depreciation on Non-Control/Non-Affiliated Securities	$(494,170)	$(553,804)
Net Decrease in Net Assets Resulting From Operations	$(1,174,258)	$(1,910,005)
Net Decrease in Net Assets Resulting From Operations Per Average Share(1)	$(0.34)	$(0.78)

Portfolio Investments

The total value of GSV’s investments was approximately $41.4 million at September 30, 2011. During the third quarter 2011, GSV originated approximately $25.1 million in par value of investments in seven new and two existing portfolio companies. At September 30, 2011, GSV had equity investments in 12 portfolio companies and a debt investment in one portfolio company.

Results of Operations

Investment income was $53,408, or $0.02 per share, for the three months ended September 30, 2011 and for the period from January 6, 2011 (date of inception) to September 30, 2011. Net investment loss was $680,088, or $0.20 per share, for the three months ended September 30, 2011, and $1,356,201, or $0.55 per share, for the period from January 6, 2011 (date of inception) to September 30, 2011. Net change in unrealized depreciation was $494,170, or $0.14 per share, for the three months ended September 30, 2011, and $553,804, or $0.23 per share, for the period from January 6, 2011 (date of inception) to September 30, 2011. Net decrease in net assets resulting from operations was $1,174,258, or $0.34 per share, for the three months ended September 30, 2011, and $1,910,005, or $0.78 per share, for the period from January 6, 2011 (date of inception) to September 30, 2011.

Conference Call and Webcast Information

The GSV Capital third quarter 2011 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, November 10, 2011, [during which the Company may provide forward-looking information]. To participate on the live call, analysts and investors should dial 1-888-846-5003 at least ten minutes prior to the call.  GSV Capital will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the Company’s Web site at http://gsvcap.com.

(1) Weighted average common shares for the period from January 6, 2011 (date of inception) to September 30, 2011, was calculated starting from the issuance of 100 shares on February 28, 2011. Weighted average common shares were 3,430,100 and 2,460,565 for the three-month and since inception periods, respectively.

About GSV Capital Corp.

GSV Capital Corp. (Nasdaq: GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund’s strategy is to provide investors with access to the type of pre-IPO investments that have historically only been available to angel investors and venture capitalists. GSVC’s current portfolio provides access to leading, high-growth private companies such as Twitter, Facebook, Chegg, GILT Groupe and Zynga. GSV Capital is headquartered in Woodside, CA.

Forwarding-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Media:
Kim Hughes
(415) 516-6187
kim@blueshirtgroup.com

Investors:
Alex Wellins
(415) 217-5861
alex@blueshirtgroup.com

STATEMENT OF ASSETS AND LIABILITIES
(Unaudited)

September 30, 2011
ASSETS
Investments at fair value:
Investments in non-control/non-affiliated securities (cost of $41,943,388)	$41,389,584

Cash	32,098,207
Due from:
GSV Asset Management	809
Portfolio company	30,000
Prepaid expenses	138,692
Accrued interest	52,222
Other assets	6,456

Total Assets	73,715,970

LIABILITIES
Due to:
GSV Asset Management	74
Other affiliates	34,635
Accounts payable	388,812
Accrued offering costs	98,627
Accrued expenses	5,793

Total Liabilities	527,941

Commitments and contingencies

Net Assets	$73,188,029

NET ASSETS
Common Stock, par value $0.01 per share
(100,000,000 authorized; 5,520,100 issued and outstanding)	$55,201
Paid-in capital in excess of par	75,042,833
Accumulated net investment loss	(1,356,201)
Unrealized depreciation on investments	(553,804)

Net Assets	$73,188,029

Net Asset Value Per Share	$13.26

STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended September 30, 2011	For the period from January 6, 2011 (date of inception) to September 30, 2011
INVESTMENT INCOME
Interest income	$52,222	$52,222
Dividend income	1,186	1,186

Total Investment Income	53,408	53,408

OPERATING EXPENSES
Investment management fees	233,961	384,904
Costs incurred under administration agreement	192,031	305,066
Directors’ fees	42,500	85,000
Professional fees	152,916	271,548
Insurance expense	47,192	95,301
Investor relations expense	52,250	53,000
Organization expenses	6,336	198,831
Other expenses	6,310	15,959

Total Operating Expenses	733,496	1,409,609

Net Investment Loss	(680,088)	(1,356,201)

Net Change in Unrealized Depreciation on Non-Control/Non-Affiliated Securities	(494,170)	(553,804)

Net Decrease in Net Assets Resulting From Operations	$(1,174,258)	$(1,910,005)

Net Decrease in Net Assets Resulting From Operations Per Average Share (1)	$(0.34)	$(0.78)

(1)
Weighted average common shares for the period from January 6, 2011 (date of inception) to September 30, 2011, was calculated starting from the issuance of 100 shares on February 28, 2011. Weighted average common shares were 3,430,100 and 2,460,565 for the three-month and since inception periods, respectively.

FINANCIAL HIGHLIGHTS
(Unaudited)

	For the three months ended September 30, 2011	For the period from January 6, 2011 (date of inception) to September 30, 2011

Per Share Data(1):
Net asset value at beginning of period	$13.57	$—
Issuance of common shares	—	14.67 (2)
Accretion from offering	0.23	—
Underwriters’ discount	(0.23)	(0.86)
Offering costs	(0.10)	(0.20)
Net investment loss	(0.12)	(0.25)
Change in unrealized depreciation	(0.09)	(0.10)
Net asset value at end of period	$13.26	$13.26

(1)	Financial highlights are based on shares outstanding as of September 30, 2011.

(2)	Issuance of common shares is based on the weighted average offering price for the shares issued during the period.